Exhibit 99.1

[LOGO OF SUPERCONDUCTOR TECHNOLOGIES]

      SUPERCONDUCTOR TECHNOLOGIES INC. ANNOUNCES THIRD QUARTER 2005 RESULTS
--------------------------------------------------------------------------------

SANTA BARBARA, Calif., November 2, 2005 -- Superconductor Technologies Inc. (NASDAQ: SCON) ("STI"), a leading provider of high performance infrastructure products for wireless voice and data applications, today announced results for the quarter and nine months ended October 1, 2005.

Total net revenues for the third quarter were $3.9 million, a decrease of 46 percent, compared to $7.3 million for the year ago third quarter. Net commercial product revenues for the third quarter of 2005 decreased 50 percent to $3.1 million, compared to $6.1 million in the third quarter of 2004. Government and other contract revenue totaled $865,000 during the 2005 third quarter, compared to $1.2 million during the third quarter of 2004.

As of October 1, 2005, STI had commercial product backlog of $950,000, compared to $333,000 at the end of the second quarter of 2005 and $380,000 at the end of the year-ago third quarter, with remaining minimum purchase commitments totaling $1.5 million from one customer under a general purchase agreement. As of October 1, 2005, STI had $18.8 million in working capital, including $14.9 million in cash and cash equivalents. During the third quarter, STI received net proceeds of $11.5 million from the sale of common stock and warrants in a public offering.

"Our third quarter financial results illustrate revenue variability that can occur with a highly concentrated customer base, and although we are disappointed with the sales volume for the period, we were successful in executing our plan to diversify and grow our customer footprint," stated Jeff Quiram, STI's president and chief executive officer. "We signed an extension of an existing general purchase agreement with a major wireless operator that expanded our exposure within its network. Our initiative to develop custom solutions quickly in response to our customers' pressing network quality challenges is being successfully implemented. In fact, we have recently received orders for new products developed during the third quarter. These new solutions are also gaining acceptance by a second national wireless operator and we believe we will repeat this success with additional customers. While several unusual events including a customer merger and disruptions caused by weather negatively impacted our third quarter revenue performance, I am pleased with our overall progress."

Quiram continued, "We managed operating expenses effectively in the third quarter and our organization is more efficient than last year at this time. We are making progress developing a strong foundation from which to continue broadening our custom solutions and product line, improving sales coverage, and diversifying our customer base. We look forward to announcing continued progress as our growth strategy bears fruit."

Net loss for the third quarter was $3.6 million, compared to a net loss of $5.2 million in the third quarter of 2004. This improvement is due to the continued focus on streamlining operations. Net loss per diluted share was $0.03, compared to a net loss of $0.06 per diluted share in the same quarter of 2004.

For the first nine months of 2005, total net revenues were $16.8 million, compared to $19.1 million for the first nine months of 2004. Net commercial product revenues for the first nine months of 2005 were $14.4 million, compared to $13.8 million in the year ago period. The company recorded $2.4 million in government and other contract revenues for the first nine months of 2005, compared to $5.2 million for the first nine months of 2004. The net loss for the first nine months of 2005 was $11.2 million, compared to $19.9 million for the prior year's first nine months, which included restructuring expenses of $2.7 million, a non cash interest charge of $802,000 for warrants issued in connection with a bridge loan, and ISCO related litigation expenses of $438,000. The net loss for the first nine months of 2005 was $0.10 per diluted share, compared to $0.25 per diluted share in the first nine months of 2004.

FINANCIAL GUIDANCE
STI does not provide quarterly or annual financial guidance due to the continuing unpredictability of the capital spending patterns of its customers who generally purchase products through non-binding commitments with minimal lead-times.

INVESTOR CONFERENCE CALL
STI will host an investor conference call today at 1:30 p.m. Pacific Time, November 2, 2005. The call will be accessible live by dialing 800-257-1836. A replay will be available until November 4 by dialing 800-405-2236, pass code 11042289. The call will also be simultaneously webcast and available on STI's web site at http://www.suptech.com.

ABOUT SUPERCONDUCTOR TECHNOLOGIES INC. (STI)
Superconductor Technologies Inc., headquartered in Santa Barbara, CA, is a leading provider of high performance infrastructure products for wireless voice and data applications. STI's SuperLinkTM Solutions are proven to increase capacity utilization, lower dropped and blocked calls, extend coverage, and enable higher wireless transmission data rates. SuperLink, the company's flagship product, incorporates patented high-temperature superconductor (HTS) technology to create a cryogenic receiver front-end (CRFE) used by wireless operators to enhance network performance while reducing capital and operating costs.

SuperLink is a trademark of Superconductor Technologies Inc. in the United States and in other countries. For information about STI, please visit www.suptech.com.

SAFE HARBOR STATEMENT

The press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, STI's views on future fundraising plans, profitability, revenues, market growth, capital requirements and new product introductions and any other statements identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," "goals" or similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. For example, the financial results reported in this press release are based on certain assumptions and estimates made by management and are subject to adjustment prior to the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended October 1, 2005 with the SEC. Other factors and uncertainties include: fluctuations in product demand from quarter to quarter which can be significant; STI's ability to diversify its concentrated customer base; the impact of competitive filter products technologies and pricing; unanticipated decreases in the capital spending of wireless network operators; and manufacturing capacity constraints and difficulties. Forward-looking statements can be affected by many other factors, including, those described in the Business and the MD&A sections of its 2004 Annual Report on Form 10-K and the Risk Factors section of its Prospectus Supplement dated August 10, 2005. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

CONTACT

For further information please contact: Martin S. McDermut, Senior Vice President, Chief Financial Officer of Superconductor Technologies Inc., +1-805-690-4539, mmcdermut@suptech.com; or Investor Relations, Kirsten Chapman, invest@suptech.com, or Moriah Shilton, both of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc.

                              - Tables to Follow -

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

                        SUPERCONDUCTOR TECHNOLOGIES INC.
                        --------------------------------
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      ------------------------------------
                                   (Unaudited)
                                   -----------

                                                        THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                ---------------------------------   ---------------------------------
                                                OCTOBER 2, 2004   OCTOBER 1, 2005   OCTOBER 2, 2004   OCTOBER 1, 2005
                                                ---------------   ---------------   ---------------   ---------------
Net revenues:
     Net commercial product revenues            $     6,053,000   $     3,052,000   $    13,788,000   $    14,401,000
     Government and other contract revenues           1,246,000           865,000         5,239,000         2,408,000
     Sub license royalties                                    -                 -            28,000            15,000
                                                ---------------   ---------------   ---------------   ---------------
          Total net revenues                          7,299,000         3,917,000        19,055,000        16,824,000

Costs and expenses:
     Cost of commercial product revenues              6,084,000         3,507,000        15,443,000        13,507,000
     Contract research and development                  860,000           576,000         3,537,000         2,307,000
     Other research and development                   1,327,000         1,102,000         3,808,000         3,038,000
     Selling, general and administrative              3,451,000         2,428,000        12,404,000         9,060,000
     Restructuring expenses and impairment
      charges                                           715,000                 -         2,682,000           228,000
                                                ---------------   ---------------   ---------------   ---------------
          Total costs and expenses                   12,437,000         7,613,000        37,874,000        28,140,000
                                                ---------------   ---------------   ---------------   ---------------

Loss from operations                                 (5,138,000)       (3,696,000)      (18,819,000)      (11,316,000)

     Interest income                                     36,000            98,000            83,000           208,000
     Interest expense                                   (53,000)          (25,000)       (1,213,000)          (98,000)
                                                ---------------   ---------------   ---------------   ---------------
         Net loss                               $    (5,155,000)  $    (3,623,000)  $   (19,949,000)  $   (11,206,000)
                                                ===============   ===============   ===============   ===============
Basic and diluted loss per common share         $         (0.06)  $         (0.03)  $         (0.25)  $         (0.10)
                                                ===============   ===============   ===============   ===============
Weighted average number of common shares
outstanding                                          92,103,424       116,554,922        79,697,019       110,648,232
                                                ===============   ===============   ===============   ===============

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

                        SUPERCONDUCTOR TECHNOLOGIES INC.
                        --------------------------------
                      CONDENSED CONSOLIDATED BALANCE SHEET
                      ------------------------------------
                                   (Unaudited)
                                   -----------

                                                                        DECEMBER 31, 2004   OCTOBER 1, 2005
                                                                        -----------------   ----------------
                                                                           (See Note)
                                ASSETS
                                ------
CURRENT ASSETS:
   Cash and cash equivalents                                             $     12,802,000   $     14,894,000
   Accounts receivable, net                                                     1,434,000          1,376,000
   Inventory, net                                                               9,327,000          6,424,000
   Insurance settlement receivable                                              4,000,000                  -
   Prepaid expenses and other current assets                                      906,000          1,007,000
                                                                         ----------------   ----------------
     Total Current Assets                                                      28,469,000         23,701,000

   Property and equipment, net of accumulated depreciation of
     $15,189,000 and $16,769,000, respectively                                 10,303,000          8,351,000
   Patents, licenses and purchased technology, net of accumulated
     amortization of  $768,000 and $1,014,000, respectively                     2,833,000          2,611,000
   Goodwill                                                                    20,107,000         20,107,000
   Other assets                                                                   646,000            328,000
                                                                         ----------------   ----------------
     Total Assets                                                        $     62,358,000   $     55,098,000
                                                                         ================   ================

                   LIABILITIES AND STOCKHOLDERS' EQUITY
                   ------------------------------------

CURRENT LIABILITIES:
   Line of credit                                                        $        938,000   $              -
   Accounts payable                                                             2,691,000          2,477,000
   Accrued expenses                                                             4,601,000          2,423,000
   Legal settlement liability                                                   4,050,000                  -
   Current portion of capitalized lease obligations and long-term debt             43,000             18,000
                                                                         ----------------   ----------------
     Total Current Liabilities                                                 12,323,000          4,918,000

   Capitalized lease obligations and long term-debt                                33,000             19,000
   Other long term liabilities                                                    753,000            617,000
                                                                         ----------------   ----------------
     Total Liabilities                                                         13,109,000          5,554,000

STOCKHOLDERS' EQUITY:
   Preferred stock, $.001 par value, 2,000,000 shares authorized,
     none issued and outstanding                                                        -                  -
   Common stock, $.001 par value, 250,000,000 shares
      authorized, 124,834,314 shares issued and outstanding                       108,000            125,000
   Capital in excess of par value                                             196,983,000        208,467,000
   Notes receivable from stockholder                                             (820,000)          (820,000)
   Accumulated deficit                                                       (147,022,000)      (158,228,000)
                                                                         ----------------   ----------------
     Total Stockholders' Equity                                                49,249,000         49,544,000
                                                                         ----------------   ----------------
     Total Liabilities and Stockholders' Equity                          $     62,358,000   $     55,098,000
                                                                         ================   ================

Note-December 31, 2004 balances were derived from audited financial statements.

                        SUPERCONDUCTOR TECHNOLOGIES INC.
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)

                                                                         NINE MONTHS ENDED
                                                                 ---------------------------------
                                                                 OCTOBER 2, 2004   OCTOBER 1, 2005
                                                                 ---------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                         $   (19,949,000)  $   (11,206,000)
Adjustments to reconcile net loss to net cash used in
  operating activities:
 Depreciation and amortization                                         2,623,000         2,214,000
Non-cash restructuring and impairment charges                          1,862,000           137,000
Warrant  and options charges                                             925,000            24,000
 Provision for excess and obsolete inventories                           618,000           612,000
 Forgiveness of note receivable                                                -           150,000
 Gain on disposal of property and equipment                                    -          (126,000)
   Changes in assets and liabilities:
        Accounts receivable                                            6,636,000            58,000
        Inventory                                                     (4,469,000)        2,291,000
        Prepaid expenses and other current assets                       (208,000)           30,000
        Patents, licenses and purchased technology                      (354,000)          (82,000)
        Other assets                                                     (63,000)          (35,000)
        Accounts payable, accrued expenses and other long-
          term liabilities                                            (3,889,000)       (1,782,000)
                                                                 ---------------   ---------------
         Net cash used in operating activities                       (16,268,000)       (7,715,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment                                   -           202,000
Purchases of property and equipment                                   (1,682,000)         (100,000)
                                                                 ---------------   ---------------
         Net cash provided by (used in) investing activities          (1,682,000)          102,000

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings                                    5,246,000           662,000
Payments on short-term borrowings                                     (7,885,000)       (1,600,000)
Payments on long-term obligations                                       (627,000)          (39,000)
Proceeds from sale of common stock and exercise of stock
   options and warrants                                               18,908,000        12,500,000
Payment of common stock issuance costs                                (1,701,000)       (1,818,000)
                                                                 ---------------   ---------------
         Net cash provided by financing activities                    13,941,000         9,705,000
                                                                 ---------------   ---------------

Net increase/(decrease) in cash and cash equivalents                  (4,009,000)        2,092,000
Cash and cash equivalents at beginning of period                      11,144,000        12,802,000
                                                                 ---------------   ---------------
Cash and cash equivalents at end of period                       $     7,135,000   $    14,894,000
                                                                 ===============   ===============

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